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                                                                Exhibit (h)(101)

July 1, 2010

Mr. Gregory A. Frost
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206

Dear Mr. Frost:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as may be further amended from time to time (the "Agreement"), between Janus Investment Fund (the "Trust") and Janus Services LLC ("Janus Services"). The purpose of the revision is to reflect the name change of Janus Global Opportunities Fund to Perkins Global Value Fund. Pursuant to
Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By: /s/ Stephanie Grauerholz-Lofton
    ---------------------------------
    Stephanie Grauerholz-Lofton
    Vice President, Chief Legal
    Counsel and Secretary


JANUS SERVICES LLC


By: /s/ Gregory A. Frost
    ---------------------------------
    Gregory A. Frost
    Executive Vice President and
    Chief Financial Officer

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                                            Revised effective as of July 1, 2010

                                   APPENDIX A

INTECH Risk-Managed Core Fund
INTECH Risk-Managed Growth Fund
INTECH Risk-Managed International Fund
INTECH Risk-Managed Value Fund
Janus Balanced Fund
Janus Contrarian Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Life Sciences Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Technology Fund
Janus Government Money Market Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus International Forty Fund
Janus Long/Short Fund
Janus Modular Portfolio Construction Fund
Janus Money Market Fund
Janus Orion Fund
Janus Overseas Fund
Janus Research Core Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Smart Portfolio- Conservative
Janus Smart Portfolio- Moderate
Janus Smart Portfolio- Growth
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Small Cap Value Fund